SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

CMGI, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CMGI, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

November 7, 2005

Dear CMGI Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the “2005 Meeting”) of CMGI, Inc., which will be held at the State Room, 60 State Street, Boston, Massachusetts 02109, on Wednesday, December 7, 2005, at 9:00 a.m. local time. Details of the business to be conducted at the 2005 Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the 2005 Meeting, it is important that your shares be represented and voted at the 2005 Meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the 2005 Meeting. If you so desire, you may withdraw your proxy and vote in person at the 2005 Meeting.

I look forward to greeting those of you who will be able to attend the 2005 Meeting.

Sincerely,

Joseph C. Lawler
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY

CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE

NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CMGI, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, DECEMBER 7, 2005

To the Stockholders of CMGI, Inc.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “2005 Meeting”) of CMGI, Inc. (the “Company”) will be held at the State Room, 60 State Street, Boston, Massachusetts 02109, on Wednesday, December 7, 2005, at 9:00 a.m. local time, for the following purposes:

1. To elect one Class III Director;

2. To approve the Company’s 2005 Non-Employee Director Plan;

3. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-5, without further approval or authorization of the Company’s stockholders;

4. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-10, without further approval or authorization of the Company’s stockholders;

5. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-15, without further approval or authorization of the Company’s stockholders;

6. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-20, without further approval or authorization of the Company’s stockholders;

7. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

8. To transact such other business as may properly come before the 2005 Meeting or any adjournments thereof.

The Board of Directors has no knowledge of any other business to be transacted at the 2005 Meeting. Only stockholders of record at the close of business on Friday, October 21, 2005 are entitled to notice of, and to vote at, the 2005 Meeting and any adjournments thereof. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended July 31, 2005, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and Proxy Statement. All stockholders are cordially invited to attend the 2005 Meeting.

Waltham, Massachusetts November 7, 2005	By Order of the Board of Directors, David S. Wetherell, Secretary

An admission ticket and picture identification will be required to enter the 2005 Meeting. Each stockholder will be entitled to bring a guest to the 2005 Meeting. For stockholders of record, an admission ticket is attached to the proxy card sent with this Notice and Proxy Statement. Stockholders holding stock in bank or brokerage accounts can obtain an admission ticket in advance by sending a written request, along with proof of ownership of shares (such as a brokerage statement), to the Company’s Office of Investor Relations at CMGI, Inc., 1100 Winter Street, Waltham, Massachusetts 02451. An individual arriving without an admission ticket will not be admitted unless it can be verified that the individual is a CMGI stockholder. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the 2005 Meeting. The Company reserves the right to inspect any persons or items prior to their admission to the 2005 Meeting.

CMGI, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held December 7, 2005

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CMGI, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2005 Annual Meeting of Stockholders (the “2005 Meeting”), which will be held at the State Room, 60 State Street, Boston, Massachusetts 02109, on Wednesday, December 7, 2005, at 9:00 a.m. local time, and at any adjournments thereof. The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended July 31, 2005 are being mailed to stockholders on or about November 7, 2005. The Company’s principal executive offices are located at 1100 Winter Street, Waltham, Massachusetts 02451 and its telephone number is (781) 663-5001.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing, printing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. In addition to the solicitation of proxies by mail, the Company’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

Record Date, Outstanding Shares and Voting Rights

The Board of Directors has fixed Friday, October 21, 2005 as the record date for determining holders of Common Stock who are entitled to vote at the 2005 Meeting. As of October 21, 2005, the Company had approximately 485,634,686 shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the 2005 Meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the 2005 Meeting will constitute a quorum at the 2005 Meeting. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the 2005 Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the 2005 Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented by proxy and voting on the matter is required to approve the Company’s 2005 Non-Employee Director Plan (Proposal No. 2), and to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal No. 7). The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock is required to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-5, without further approval or authorization of the

Company’s stockholders (Proposal No. 3), to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-10, without further approval or authorization of the Company’s stockholders (Proposal No. 4), to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-15, without further approval or authorization of the Company’s stockholders (Proposal No. 5), and to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-20, without further approval or authorization of the Company’s stockholders (Proposal No. 6).

Shares which abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on the matter. Similarly, abstentions and broker non-votes will have no effect on the voting to approve the Company’s 2005 Non-Employee Director Plan or the voting to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year, each of which requires the affirmative vote of a majority of the votes cast or shares voting on the matter. Abstentions and broker non-votes, however, will have the same effect as a vote against each of the four reverse stock split proposals because approval of each of these proposals requires the affirmative vote of a majority of all outstanding shares of the Company’s Common Stock.

To vote by mail, sign, date and complete the enclosed proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Revocability of Proxy and Voting of Shares

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 1100 Winter Street, Waltham, Massachusetts 02451, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the 2005 Meeting and voting in person. If not revoked, the proxy will be voted at the 2005 Meeting in accordance with the stockholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

•	FOR the election of the Class III Director nominee named herein;

•	FOR the approval of the Company’s 2005 Non-Employee Director Plan;

•	FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-5, without further approval or authorization of the Company’s stockholders;

•	FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-10, without further approval or authorization of the Company’s stockholders;

•

FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-15, without further approval or authorization of the Company’s stockholders;

•	FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-20, without further approval or authorization of the Company’s stockholders;

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the 2005 Meeting or any adjournments thereof.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of September 30, 2005, with respect to the beneficial ownership of shares of Common Stock by (i) each stockholder known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, including the Company’s current Chief Executive Officer, (iii) the Company’s former Chief Executive Officer, the four other most highly compensated executive officers who were serving as executive officers on July 31, 2005 and a former executive officer (the “Named Executive Officers”) and (iv) all current executive officers and directors of the Company, as a group.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Class(2)
5% Stockholders
Hewlett-Packard Company(3)	24,249,767	5.0%

Directors
David S. Wetherell(4)	29,506,960	6.1%
Anthony J. Bay(5)	200,000	*
Virginia G. Breen(6)	233,333	*
Francis J. Jules(7)	183,333	*
Joseph C. Lawler(8)	2,789,685	*
Michael J. Mardy(9)	166,666	*

Other Named Executive Officers
Thomas Oberdorf(10)	657,250	*
Daniel F. Beck(11)	219,497	*
W. Kendale Southerland(12)	620,494	*
Rudolph J. Westerbos(13)	253,214	*
George A. McMillan(14)	40,662	*
Patrick Ring(15)	121,873	*
All current executive officers and directors, as a group (12 persons)(16)	35,763,580	7.3%

*	Less than 1%
(1)	The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after September 30, 2005 through the exercise of any stock option or other right (“Presently Exercisable Options”). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
(2)	Number of shares deemed outstanding includes 485,634,686 shares of Common Stock as of September 30, 2005, plus any shares subject to Presently Exercisable Options held by the person in question.
(3)	Based on the information provided by Hewlett-Packard Company (“H-P”) in its Form 13-F for the quarter ended June 30, 2005 filed with the SEC on August 10, 2005. H-P’s address is 3000 Hanover Street, Palo Alto, CA 94304.
(4)

Includes 2,343,722 shares which may be acquired by Mr. Wetherell pursuant to Presently Exercisable Options. Also includes (i) 16,812,672 shares held by a limited liability company of which Mr. Wetherell owns direct and indirect membership interests and which is managed by a limited liability company of which Mr. Wetherell is a manager and (ii) 7,588,500 shares held by a limited partnership of which Mr. Wetherell indirectly owns the limited partnership interests. Mr. Wetherell disclaims beneficial ownership of the 16,812,672 shares held by the limited liability company and the 7,588,500 shares held by the limited partnership described in the foregoing sentence. Mr. Wetherell’s address is c/o CMGI, Inc., 1100 Winter Street, Waltham, MA 02451.
(5)	Consists of shares which may be acquired by Mr. Bay pursuant to Presently Exercisable Options.
(6)	Consists of shares which may be acquired by Ms. Breen pursuant to Presently Exercisable Options.
(7)	Consists of shares which may be acquired by Mr. Jules pursuant to Presently Exercisable Options.
(8)	Mr. Lawler became President and Chief Executive Officer of the Company, and was elected to its Board of Directors, on August 23, 2004. Includes 540,000 shares which may be acquired by Mr. Lawler pursuant to Presently Exercisable Options.
(9)	Consists of shares which may be acquired by Mr. Mardy pursuant to Presently Exercisable Options.
(10)	Includes 508,750 shares which may be acquired by Mr. Oberdorf pursuant to Presently Exercisable Options.
(11)	Includes 152,827 shares which may be acquired by Mr. Beck pursuant to Presently Exercisable Options.
(12)	Includes 295,051 shares which may be acquired by Mr. Southerland pursuant to Presently Exercisable Options. Mr. Southerland disclaims beneficial ownership with respect to 101,623 shares owned by Mr. Southerland and 56,354 shares which may be acquired by Mr. Southerland pursuant to Presently Exercisable Options, which shares are held by Mr. Southerland on behalf of his former wife.
(13)	Includes 160,414 shares which may be acquired by Mr. Westerbos pursuant to Presently Exercisable Options.
(14)	Includes 5,000 shares held by Mr. McMillan’s spouse. Mr. McMillan was President and Chief Executive Officer, and a member of the Board of Directors, of the Company until his resignation on August 23, 2004. See “Employment Agreements and Severance and Change of Control Arrangements.”
(15)	Includes 56,873 shares which may be acquired by Mr. Ring pursuant to Presently Exercisable Options. Mr. Ring ceased to be executive officer of the Company during fiscal year 2005. Mr. Ring currently serves as the Vice President of Sales, European Region for ModusLink Corporation.
(16)	Includes 5,452,392 shares which may be acquired pursuant to Presently Exercisable Options. Also includes the shares as to which beneficial ownership is disclaimed by (i) Mr. Wetherell as described in note 4 above and (ii) Mr. Southerland as described in note 12 above.

PROPOSAL I

ELECTION OF DIRECTORS

The current Board of Directors has six members and is divided into three classes. A class of directors is elected each year for a three-year term. The current term of the Company’s Class III Director will expire at the 2005 Meeting. The nominee for Class III Director is David S. Wetherell, who currently serves as a Class III Director and is available for re-election. The Class III Director elected at the 2005 Meeting will each serve for a term of three years that will expire at the Company’s 2008 Annual Meeting of Stockholders and until his successor is elected and qualified. The persons named as proxies will vote for Mr. Wetherell for election to the Board as a Class III Director unless the proxy card is marked otherwise.

Mr. Wetherell has indicated his willingness to serve, if elected; however, if he should be unable to serve, the persons named as proxies may vote the proxy for a substitute nominee. The Board has no reason to believe that Mr. Wetherell will be unable to serve if elected.

There is currently a vacancy among the Class III directors as a result of the resignation of Jonathan A. Kraft on August 26, 2005. The Company is in the process of identifying a suitable independent director to fill the vacancy and has retained a third-party search firm to assist it in doing so. When a suitable candidate is identified and agrees to join the Board of Directors, the Board of Directors intends to fill the vacancy.

The Board of Directors recommends that the stockholders vote FOR the Nominee listed below.

Biographical and certain other information concerning the directors of the Company and the nominee for election as a director is set forth below:

Class III Director Nominee for Election for a Three-Year Term Expiring at the 2008 Annual Meeting

David S. Wetherell, age 51. Mr. Wetherell has served as Chairman of the Board and Secretary of the Company since 1986 and served as Chief Executive Officer of the Company from 1986 to March 2002. From 1986 to July 2001, Mr. Wetherell also served as President of the Company.

Class I Directors Continuing in Office until the 2006 Annual Meeting

Francis J. Jules, age 48. Mr. Jules has served as a director of the Company since February 2003. Mr. Jules is the President, SBC Global Markets, a local telephone and access provider. From December 2001 to October 2002, Mr. Jules served as Chief Executive Officer of US LEC Corp., a provider of voice, data and Internet services. From August 2000 to November 2001, Mr. Jules served as President and Chief Operating Officer, and then as acting Chief Executive Officer, of Winstar Communications, Inc., a provider of telephone and data services (“Winstar”). In April 2001, Winstar, along with certain of its subsidiaries, voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Thereafter, in December 2001, substantially all of the assets of Winstar were acquired by IDT Corporation. From 1994 to 2000, Mr. Jules served in various executive positions at Ameritech Corporation and SBC Communications Inc., last serving as President of Business Communications Services.

Michael J. Mardy, age 56. Mr. Mardy has served as a director of the Company since May 2003. Mr. Mardy is Senior Vice President, Chief Financial Officer and Chief Technology Officer of Tumi, Inc., a retailer of prestige luggage and business accessories. From 1996 to 2002, Mr. Mardy served as Executive Vice President and Chief Financial Officer of Keystone Foods LLC, a global manufacturer of food products. From 1980 to 1996, Mr. Mardy served in various positions with Nabisco, Inc., last serving as Senior Vice President and Chief Financial Officer of Nabisco Biscuit Company.

Joseph C. Lawler, age 55. Mr. Lawler has served as a director of the Company since August 2004. Mr. Lawler became President and Chief Executive Officer of the Company in August 2004. Mr. Lawler is also

President and Chief Executive Officer of ModusLink Corporation, a subsidiary of the Company (“ModusLink”). From 1995 to March 2004, Mr. Lawler served in various positions with R.R. Donnelley & Sons Company, a provider of full-service global print solutions, most recently as Executive Vice President. While at R.R. Donnelley, Mr. Lawler had management responsibilities for logistics, financial, direct mail and international operations.

Class II Directors Continuing in Office until the 2007 Annual Meeting

Anthony J. Bay, age 50. Mr. Bay has served as a director of the Company since September 2002. Mr. Bay is a private venture capital investor and advisor to technology companies. From 1994 to 2000, Mr. Bay worked for Microsoft Corporation, last serving as Vice President and General Manager of Microsoft’s Digital Media Division and a member of Microsoft’s executive staff. Mr. Bay also serves on the Board of Directors of Loudeye Corp., a business-to-business digital media services company.

Virginia G. Breen, age 41. Ms. Breen has served as a director of the Company since April 2001. Ms. Breen is the co-founder and General Partner of Blue Rock Capital, L.P., a venture capital firm that invests in information technology and service businesses. Ms. Breen also serves as a Manager of Excelsior Absolute Return Fund of Funds, L.L.C., a registered investment company. Ms. Breen also serves as Manager of Excelsior Absolute Return Fund of Funds Master Fund, L.L.C., a registered investment company.

Board and Committee Meetings

During the fiscal year ended July 31, 2005 (“fiscal 2005”), the Board of Directors held 12 meetings (including by telephone conference). During fiscal 2005, each incumbent director attended at least 75% of the meetings of the Board and of the committees on which he or she served. During fiscal 2005, all of the independent directors of the Company met regularly, either in an executive session of a regularly scheduled Board meeting or as the Nominating and Corporate Governance Committee, outside of the presence of non-independent directors and executive officers of the Company. The Company’s directors are strongly encouraged to attend the Company’s Annual Meeting of Stockholders. Six out of seven of the Company’s directors serving at the time of the 2004 Annual Meeting of Stockholders attended such meeting.

Audit Committee

The Board of Directors has an Audit Committee, which assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the Company’s outside auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee preapproves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be found under the “Investor Center” section of the Company’s website at www.cmgi.com. The Audit Committee consists of Anthony J. Bay, Michael J. Mardy (Chair) and Francis J. Jules, each of whom is independent as defined in applicable Nasdaq listing standards. The Audit Committee met 16 times during fiscal 2005.

Human Resources and Compensation Committee

The Board of Directors has a Human Resources and Compensation Committee, which administers the Company’s 2004 Stock Incentive Plan, 2002 Non-Officer Employee Stock Incentive Plan, 2000 Stock Incentive Plan, 1986 Stock Option Plan and Amended and Restated 1995 Employee Stock Purchase Plan, as well as the Company’s cash incentive plans, performance-based stock options and other equity-based awards. The Human Resources and Compensation Committee approves salaries, bonuses and other compensation arrangements and policies for the Company’s executive officers, including the chief executive officer. The Human Resources and Compensation Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Human Resources and Compensation Committee, a copy of which can be found under the “Investor Center” section of the Company’s website at www.cmgi.com. The Human Resources and Compensation Committee consists of Anthony J. Bay, Virginia G. Breen, Francis J. Jules (Chair) and Michael J. Mardy. The Human Resources and Compensation Committee met seven times during fiscal 2005.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee, which makes recommendations to the Board of Directors concerning all facets of the director-nominee selection process, develops and recommends to the Board corporate governance principles applicable to the Company and oversees the evaluation of the Board and management. The Nominating and Corporate Governance Committee has the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Nominating and Corporate Governance Committee is responsible for overseeing an annual self-evaluation of the Board of Directors to determine whether it and its committees are functioning effectively and determines the nature of the evaluation, supervises the conduct of the evaluation and prepares an assessment of the performance of the Board of Directors, which is discussed with the Board of Directors. The Nominating and Corporate Governance Committee, at the request of the Board of Directors, periodically reviews and makes recommendations to the Board of Directors relating to management succession planning, including policies and principles for chief executive officer selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the chief executive officer. The Nominating and Corporate Governance Committee presents an annual report to the Board of Directors on succession planning. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which can be found under the “Investor Center” section of the Company’s website at www.cmgi.com.

In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. The Board of

Directors requires that all nominees for the Board of Directors have a reputation for integrity, honesty and adherence to high ethical standards. In addition, nominees should also have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors recommended by stockholders.

Stockholders wishing to propose director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company and providing information specified in the Company’s By-Laws, including the candidate’s name, biographical data and qualifications. The Company’s By-Laws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give timely written notice of an intent to make such a nomination to the Secretary of the Company. See “Proposals of Stockholders for 2005 Annual Meeting.” The Nominating and Corporate Governance Committee consists of Anthony J. Bay, Virginia G. Breen (Chair), Michael J. Mardy and Francis J. Jules, each of whom is independent as defined in applicable Nasdaq listing standards. The Nominating and Corporate Governance Committee met four times during fiscal 2005.

Technology Committee

The Board of Directors has a Technology Committee, which provides strategic guidance and oversight to the Company on use of technology in its core businesses and evaluates and approves investment proposals made by the Company’s venture capital affiliates which invest funds on the Company’s behalf. The Technology Committee consists of Anthony J. Bay (Chair), Virginia G. Breen, Francis J. Jules, David S. Wetherell and Joseph C. Lawler. The Technology Committee met three times during fiscal 2005.

Stockholder Communications with the Board of Directors

Stockholders may send written communications to the Board of Directors or any individual member to the following address: Board of Directors, c/o Secretary, CMGI, Inc., 1100 Winter Street, Waltham, MA 02451. The Company will forward all such correspondence accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

PROPOSAL 2

APPROVAL OF THE 2005 NON-EMPLOYEE DIRECTOR PLAN

On October 25, 2005, the Board of Directors of the Company adopted, subject to stockholder approval, the 2005 Non-Employee Director Plan (the “2005 Plan”). Up to 2,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2005 Plan.

The Board of Directors believes that the future success of the Company depends, in large part, upon the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company as members of its Board of Directors. The 2005 Plan is intended to replace the Company’s Amended and Restated 1999 Stock Option Plan for Non-Employee Directors, as amended (the “1999 Plan”). Upon the approval by the stockholders of the 2005 Plan, no further option grants shall be made under the 1999 Plan. However, all then-outstanding options under the 1999 Plan shall remain in effect. The Board of Directors believes approval of the 2005 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2005 Plan.

On November 4, 2005, the last reported sale price of the Company’s common stock on the Nasdaq National Market was $1.65.

Summary of the 2005 Plan

The following is a brief summary of the 2005 Plan. The following summary is qualified in its entirety by reference to the 2005 Plan, a copy of which is attached as Appendix V to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 2005 Plan may be obtained from the Secretary of the Company.

Types of Awards

All directors of the Company are eligible to receive non-statutory stock options to purchase shares of Common Stock under the 2005 Plan, except for any director who (i) is an employee of the Company or any of its subsidiaries or affiliates; or (ii) unless otherwise determined by the Board of Directors, is an affiliate (as such term is defined in Rule 144(a)(1) promulgated under the Securities Act of 1933), employee, representative or designee of an institutional or corporate investor in the Company (each director who is not eligible to receive a stock option under the 2005 Plan, an “Affiliated Director”). As of November 7, 2005, the Company had four non-employee directors who were eligible to participate in the 2005 Plan.

The Board shall supervise and administer the plan. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the plan to a committee appointed by the Board.

Each eligible director who is elected to the Board for the first time after this plan is adopted will automatically be granted an option to acquire 200,000 shares of Common Stock (the “Initial Option”). Each Affiliated Director who ceases to be an Affiliated Director and is not otherwise an employee of the Company or any of its subsidiaries or affiliates will be granted, on the date such director ceases to be an Affiliated Director but remains as a member of the Board of Directors, an Initial Option to acquire 200,000 shares of Common Stock under the plan. Each Initial Option will vest and become exercisable as to 1/36th of the number of shares of Common Stock originally subject to the option on each monthly anniversary of the date of grant, provided that the optionee serves as a director on such monthly anniversary date.

On the date of each annual meeting of stockholders of the Company commencing with the 2005 Meeting, each eligible director who has served on the Board for at least six months will automatically be granted an option to purchase 24,000 shares of Common Stock (an “Annual Option”), provided that such eligible director serves as a director on the applicable anniversary date. Each Annual Option will vest and become exercisable on a monthly basis as to 1/36th of the number of shares originally subject to the option on each monthly anniversary of the date of grant, provided that the optionee serves as a director on such monthly anniversary date.

The option exercise price per share for each option granted under the plan shall equal the closing price of the Common Stock on the Nasdaq National Market (or other exchange or system on which the Company’s Common Stock trades or is quoted) on the date of grant. An option may be exercised by the payment of the exercise price (i) in cash or by check, (ii) through the exchange of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price, (iii) through a broker-assisted “cashless” exercise transaction or (iv) by any other payment means approved by the Board.

Except as otherwise provided in the applicable option agreement, each option granted under the plan shall terminate, and may no longer be exercised, on the date ten years after the date of grant of such option.

Except as otherwise provided in the applicable option agreement, all options granted under the plan shall not be transferable, other than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, (iii) to an immediate family member, as defined in the plan, or (iv) to a trust or other entity in which an immediate family member or optionee has a greater than 50% interest.

If the Company undertakes any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, appropriate and proportionate adjustments shall be made to (i) the securities reserved for issuance under the plan, (ii) the number and kind of securities subject to future grants under the plan and (iii) the number, kind and exercise price of the securities underlying options outstanding at the time of such occurrence.

Unless such action is approved by the Company’s stockholders:  (i) no outstanding option granted under the 2005 Plan may be amended to provide an exercise price per share that is lower than the then current exercise price per share for such outstanding option (other than adjustments in the event of stock splits and other similar events), and (ii) the Board may not cancel any outstanding stock option and grant in substitution therefor new options covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then current exercise price per share of the cancelled option.

All outstanding options granted under the plan shall immediately become exercisable in full upon a Change in Control, as defined in the plan.

The Board of Directors reserves the right to suspend or terminate the plan or amend it in any respect, provided that (i) no amendment that would require stockholder approval under the rules of the Nasdaq Stock Market or other applicable exchange or governing body may be effective unless and until such amendment shall have been approved by the Company’s stockholders; and(ii) in no event shall the Plan be amended to (A) increase the number of shares authorized under the Plan; (B) expand the types of awards that may be granted under the Plan; (C) expand the class of participants eligible to participate in the Plan; or (D) delete or limit any provisions prohibiting repricing of options or Awards, unless stockholder approval is first obtained. In addition, the Board may, in its discretion, accelerate the vesting of any option or options granted under the plan.

If stockholders do not approve the adoption of the 2005 Plan, the 2005 Plan will not go into effect, and the Company will not grant any options under the 2005 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

All options granted under the plan will be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 2005 Plan and with respect to the sale of Common Stock acquired under the 2005 Plan.

Tax Consequences to Participants. A participant will not recognize taxable income upon the grant of an option under the 2005 Plan. Nevertheless, a participant generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the “Option Stock”) on the exercise date over the exercise price.

A participant will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the participant’s tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Option Stock for a shorter period.

Tax Consequences to the Company. The grant of an option under the 2005 Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2005 Plan.

The Board of Directors recommends that the stockholders vote FOR the adoption of the 2005 Plan.

Equity Compensation Plan Information as of July 31, 2005

The following table sets forth certain information regarding the Company’s equity compensation plans as of July 31, 2005:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	18,958,465	$1.48	17,833,318	(1)
Equity compensation plans not approved by security holders	5,312,751	$0.98	9,134,540

Total	24,271,216	$1.37	26,967,858

(1)	Includes 972,770 shares available for issuance under the Company’s Amended and Restated 1995 Employee Stock Purchase Plan, as amended.

PROPOSAL 3

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-5, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

Overview

The Company may consider effecting a reverse split of its issued and outstanding shares of Common Stock (“reverse stock split” or “reverse split”) on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting if such action is deemed appropriate and in the best interests of the Company and its stockholders. Such action may be taken, among other reasons, in order to preserve the listing of the Company’s Common Stock on the Nasdaq National Market, to meet listing requirements for other trading markets or exchanges, or for reasons related to capital markets generally, including attracting institutional investors. Given the time and expense associated with convening a special meeting of stockholders, which would be required to consider this issue at a later time, the Board of Directors has determined that it is most efficient and in the best interests of the Company’s stockholders to seek approval and authorization of a reverse stock split at the 2005 Meeting.

At the Company’s 2004 Annual Meeting of Stockholders (the “2004 Meeting”), the stockholders approved proposals authorizing the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-5, 1-for-10, 1-for-15 and 1-for-20, without further approval or authorization of the Company’s stockholders. The Board has not determined to effect a reverse stock split pursuant to the authority conferred on it by the stockholders at the 2004 Meeting. Accordingly, as of December 7, 2005, the date of the 2005 Meeting, that authority will expire and be without any further effect.

The Company has determined once again to submit a series of proposals, none of which are conditioned on any other submitted proposal, that would grant authority to the Board of Directors to effect a reverse split, with such authority to be exercised, if at all, in accordance with the parameters of such proposals, at any time prior to the Company’s next annual meeting of stockholders following the 2005 Meeting. As with the proposals approved at the 2004 Meeting, if some or all of such proposals are approved by the Company’s stockholders at the 2005 Meeting or at an adjournment thereof, the Board of Directors would then have the discretion to implement a reverse stock split, within the parameters of the authority granted at the 2005 Meeting, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting, without seeking further approval or authorization of the Company’s stockholders.

General

The Company’s stockholders are being asked to approve four different reverse stock split proposals at the ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If any or all of such proposals are approved, the Board of Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its stockholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to stockholder approval, (ii) in connection therewith, amending the Company’s Certificate of Incorporation (the “Amendment”), to effect each reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting.

In Proposal No. 3, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a 1-for-5 reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the next annual meeting of stockholders.

If approved by the Company’s stockholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, one of the four proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment or Amendments approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If none of the reverse stock splits approved by the stockholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of stockholders following the 2005 Meeting, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Delaware, the 1-for-5 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

The primary reason for implementing a reverse split would be to attempt to increase the per share market price of the Common Stock. In recent years, the closing bid price for the Company’s Common Stock has remained below $1.00 per share for extended periods. As a result, on November 1, 2002, the listing of the Company’s Common Stock transferred from the Nasdaq National Market to the Nasdaq SmallCap Market. On June 26, 2003, following maintenance of the minimum closing bid price requirement for 30 consecutive days and compliance with all other continued listing requirements of the Nasdaq National Market, the listing of the

Company’s Common Stock transferred back to the Nasdaq National Market. The Nasdaq National Market requires a minimum bid price per share of $1.00 for continued listing. The Board of Directors anticipates that a reverse split, if implemented, would have the effect of increasing, proportionately, the per share trading price of the Company’s Common Stock, which could result in a share price high enough to maintain compliance with the Nasdaq National Market minimum price requirement should the closing bid price for the Company’s Common Stock drop below $1.00 per share for extended periods. There can be no assurance, however, that the Company would be able to maintain the listing of the Company’s Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market even if a reverse split results in a bid price for the Company’s Common Stock that exceeds $1.00 per share.

The Board of Directors believes that the current low price of the Company’s Common Stock has had a negative effect on the marketability of the issued and outstanding shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board of Directors believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Company’s Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Company’s share price were substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Company’s Common Stock.

The Board of Directors anticipates that a reverse split would result in an increased per share bid price for the Company’s Common Stock. The Board of Directors also believes that the decrease in the number of shares of the Company’s Common Stock outstanding as a consequence of a reverse split, and the anticipated related increase in the price of the Company’s Common Stock, could encourage interest in the Company’s Common Stock and possibly promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after a reverse split. In addition, although any increase in the market price of the Company’s Common Stock resulting from a reverse split may be proportionately less than the decrease in the number of outstanding shares, a reverse split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

There can be no assurances, however, that if a reverse split were implemented, the foregoing events would occur, or that the market price of the Company’s Common Stock immediately after such a reverse split would be maintained for any period of time. Moreover, there can be no assurance that the market price of the Company’s Common Stock after a reverse split would adjust to reflect the conversion ratio (e.g., if the market price is $1.50 before a reverse split and the ratio is one (1) share for every five (5) shares outstanding there can be no assurance that the market price for such share immediately after the reverse split would be $7.50 (5 x $1.50)); or that the market price following a reverse split would either exceed or remain in excess of the then current market price.

Principal Effects of the Proposed 1-for-5 Reverse Split

If the proposed 1-for-5 reverse stock split is approved at the 2005 Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, and elects to effect the 1-for-5 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one fifth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options issued by the Company would be reduced by a factor of five and the respective exercise prices would be increased by a factor of five.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than the number of shares to be converted into one share as a result of the reverse stock split. This, however, is not the purpose for which the Company would be effecting the reverse stock split. Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split would not affect the registration of our common stock under the Securities Exchange Act of 1934.

The par value of the Company’s Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse split is approved at the 2005 Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse split. As of October 21, 2005, the record date for the 2005 Meeting, there were 485,634,686 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

Because the reverse split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse split would not alter the relative rights and preferences of existing stockholders. The reverse split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse split is approved at the 2005 Meeting and subsequently effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from a reverse split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse split is approved at the 2005 Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock at the effective time of the reverse split. Fair value of the Company’s Common Stock will be determined by multiplying the fractional share by the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of a reverse split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of a reverse split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of the Company’s Common Stock in exchange for their old shares of the Company’s Common Stock. The Company believes that because a reverse split would not be part of a plan to increase periodically a stockholder’s proportionate interest in the Company’s assets or earnings and profits, the reverse split would likely have the following federal income tax effects:

A stockholder who receives solely a reduced number of shares of the Company’s Common Stock would not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of the Company’s Common Stock would equal the stockholder’s basis in its old shares of the Company’s Common Stock.

A stockholder who receives cash in lieu of a fractional share as a result of the reverse split would generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution would be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of the Company’s Common Stock will equal the stockholder’s basis in its old shares of the Company’s Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

The Company would not recognize any gain or loss as a result of a reverse split.

Board Discretion to Implement the 1-for-5 Reverse Split

If the proposed 1-for-5 reverse split is approved at the 2005 Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting, authorize the reverse split and file the Amendment with the Secretary of State of the State of Delaware. The form of Amendment is attached as Appendix I to this Proxy Statement. The determination by the Board of Directors to implement a reverse split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq National Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement a reverse split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the stockholders at the 2005 Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse split at the 2005 Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-5 at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting, without further approval or authorization of the Company’s stockholders.

PROPOSAL 4

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-10, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

Overview

For an overview of the reverse stock split proposals, see the caption entitled “Overview” in Proposal No. 3 above.

General

The Company’s stockholders are being asked to approve four different reverse stock split proposals at the ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If any or all of such proposals are approved, the Board of Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its stockholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to stockholder approval, (ii) in connection therewith, amending the Company’s Certificate of Incorporation (the “Amendment”), to effect each reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting.

In Proposal No. 4, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a 1-for-10 reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the next annual meeting of stockholders.

If approved by the Company’s stockholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, one of the four proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment or Amendments approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If none of the reverse stock splits approved by the stockholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of stockholders following the 2005 Meeting, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Delaware, the 1-for-10 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse split, see the caption entitled “Reasons for the Reverse Split” in Proposal No. 3 above.

Principal Effects of the Proposed 1-for-10 Reverse Split

If the proposed 1-for-10 reverse stock split is approved at the 2005 Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, and elects to effect the 1-for-10 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one tenth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options issued by the Company would be reduced by a factor of ten and the respective exercise prices would be increased by a factor of ten.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than the number of shares to be converted into one share as a result of the reverse stock split. This, however, is not the purpose for which the Company would be effecting the reverse stock split. Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split would not affect the registration of our common stock under the Securities Exchange Act of 1934.

The par value of the Company’s Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse split is approved at the 2005 Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse split. As of October 21, 2005, the record date for the 2005 Meeting, there were 485,634,686 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

Because the reverse split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse split would not alter the relative rights and preferences of existing stockholders. The reverse split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse split is approved at the 2005 Meeting and subsequently effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from a reverse split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse split is approved at the 2005 Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock at the effective time of the reverse split. Fair value of the Company’s Common Stock will be determined by multiplying the fractional share by the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the reverse split, see the caption entitled “Federal Income Tax Consequences” in Proposal No. 3 above.

Board Discretion to Implement the 1-for-10 Reverse Split

If the proposed 1-for-10 reverse split is approved at the 2005 Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting, authorize the reverse split and file the Amendment with the Secretary of State of the State of Delaware. The form of Amendment is attached as Appendix II to this Proxy Statement. The determination by the Board of Directors to implement a reverse split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq National Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement the reverse split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the stockholders at the 2005 Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse split at the 2005 Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-10 at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting, without further approval or authorization of the Company’s stockholders.

PROPOSAL 5

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-15, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

Overview

For an overview of the reverse stock split proposals, see the caption entitled “Overview” in Proposal No. 3 above.

General

The Company’s stockholders are being asked to approve four different reverse stock split proposals at the ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If any or all of such proposals are approved, the Board of Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its stockholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to stockholder approval, (ii) in connection therewith, amending the Company’s Certificate of Incorporation (the “Amendment”), to effect each reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting.

In Proposal No. 5, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a 1-for-15 reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the next annual meeting of stockholders.

If approved by the Company’s stockholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, one of the four proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment or Amendments approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If none of the reverse stock splits approved by the stockholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of stockholders following the 2005 Meeting, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Delaware, the 1-for-15 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse split, see the caption entitled “Reasons for the Reverse Split” in Proposal No. 3 above.

Principal Effects of the Proposed 1-for-15 Reverse Split

If the proposed 1-for-15 reverse stock split is approved at the 2005 Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, and elects to effect the 1-for-15 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one fifteenth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options issued by the Company would be reduced by a factor of 15 and the respective exercise prices would be increased by a factor of 15.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than the number of shares to be converted into one share as a result of the reverse stock split. This, however, is not the purpose for which the Company would be effecting the reverse stock split. Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split would not affect the registration of our common stock under the Securities Exchange Act of 1934.

The par value of the Company’s Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse split is approved at the 2005 Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse split. As of October 21, 2005, the record date for the 2005 Meeting, there were 485,634,686 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

Because the reverse split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse split would not alter the relative rights and preferences of existing stockholders. The reverse split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse split is approved at the 2005 Meeting and subsequently effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from a reverse split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse split is approved at the 2005 Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock at the effective time of the reverse split. Fair value of the Company’s Common Stock will be determined by multiplying the fractional share by the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the reverse split, see the caption entitled “Federal Income Tax Consequences” in Proposal No. 3 above.

Board Discretion to Implement the 1-for-15 Reverse Split

If the proposed 1-for-15 reverse split is approved at the 2005 Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting, authorize the reverse split and file the Amendment with the Secretary of State of the State of Delaware. The form of Amendment is attached as Appendix III to this Proxy Statement. The determination by the Board of Directors to implement a reverse split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq National Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement the reverse split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the stockholders at the 2005 Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse split at the 2005 Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-15 at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting, without further approval or authorization of the Company’s stockholders.

PROPOSAL 6

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-20, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

Overview

For an overview of the reverse stock split proposals, see the caption entitled “Overview” in Proposal No. 3 above.

General

The Company’s stockholders are being asked to approve four different reverse stock split proposals at the ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If any or all of such proposals are approved, the Board of Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its stockholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to stockholder approval, (ii) in connection therewith, amending the Company’s Certificate of Incorporation (the “Amendment”), to effect each reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting.

In Proposal No. 6, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a 1-for-20 reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the next annual meeting of stockholders.

If approved by the Company’s stockholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, one of the four proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment or

Amendments approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If none of the reverse stock splits approved by the stockholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of stockholders following the 2005 Meeting, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Delaware, the 1-for-20 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse split, see the caption entitled “Reasons for the Reverse Split” in Proposal No. 3 above.

Principal Effects of the Proposed 1-for-20 Reverse Split

If the proposed 1-for-20 reverse stock split is approved at the 2005 Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, and elects to effect the 1-for-20 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one twentieth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options issued by the Company would be reduced by a factor of 20 and the respective exercise prices would be increased by a factor of 20.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than the number of shares to be converted into one share as a result of the reverse stock split. This, however, is not the purpose for which the Company would be effecting the reverse stock split. Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split would not affect the registration of our common stock under the Securities Exchange Act of 1934.

The par value of the Company’s Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse split is approved at the 2005 Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse split. As of October 21, 2005, the record date for the 2005 Meeting, there were 485,634,686 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

Because the reverse split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse split would not alter the relative rights and preferences of existing stockholders. The reverse split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse split is approved at the 2005 Meeting and subsequently effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from a reverse split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse split is approved at the 2005 Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock at the effective time of the reverse split. Fair value of the Company’s Common Stock will be determined by multiplying the fractional share by the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the reverse split, see the caption entitled “Federal Income Tax Consequences” in Proposal No. 3 above.

Board Discretion to Implement the 1-for-20 Reverse Split

If the proposed 1-for-20 reverse split is approved at the 2005 Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting, authorize the reverse split and file the Amendment with the Secretary of State of the State of Delaware. The form of Amendment is attached as Appendix IV to this Proxy Statement. The determination by the Board of Directors to implement a reverse split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq National Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement the reverse split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the stockholders at the 2005 Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse split at the 2005 Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-20 at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2005 Meeting, without further approval or authorization of the Company’s stockholders.

PROPOSAL 7

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending July 31, 2006, and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify the selection of KPMG as the Company’s independent registered public accounting firm, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of KPMG, which served as the Company’s independent registered public accounting firm in fiscal 2005, is expected to be present at the Annual Meeting to be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

The Board of Directors recommends that the stockholders vote FOR the ratification of KPMG LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year.

ADDITIONAL INFORMATION

Management

Officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of the Company.

Name	Age	Position
Joseph C. Lawler	55	President and Chief Executive Officer
Thomas Oberdorf	48	Chief Financial Officer and Treasurer
Peter L. Gray	37	Executive Vice President and General Counsel
Daniel F. Beck	48	President of the Americas Operations, ModusLink Corporation
William R. McLennan	47	President of Asia-Pacific Operations, ModusLink Corporation
W. Kendale Southerland	43	President of Sales and Marketing, ModusLink Corporation
Rudolph J. Westerbos	41	President of Europe Operations, ModusLink Corporation

Joseph C. Lawler became President and Chief Executive Officer of the Company in August 2004. Mr. Lawler is also President and Chief Executive Officer of ModusLink. From 1995 to March 2004, Mr. Lawler served in various positions with R.R. Donnelley & Sons Company, a provider of full-service global print solutions, most recently as Executive Vice President. While at R.R. Donnelley, Mr. Lawler had management responsibilities for logistics, financial, direct mail and international operations.

Thomas Oberdorf has served as Chief Financial Officer and Treasurer of the Company since March 2002. Mr. Oberdorf has also served as Chief Financial Officer and Treasurer of ModusLink since August 2004. From November 2001 to March 2002, Mr. Oberdorf served as a consultant to the Company. From February 1999 to October 2001, Mr. Oberdorf served as the Chief Financial Officer of BMG Direct, a unit of Bertelsmann AG consisting of BMG Music Service and CDNOW.

Peter L. Gray has served as Executive Vice President and General Counsel of the Company since March 2002. Mr. Gray has also served as Executive Vice President, General Counsel and Secretary of ModusLink since August 2004. Mr. Gray served as Vice President and Assistant General Counsel of the Company from December 2000 to March 2002 and Associate General Counsel of the Company from June 1999 to December 2000. Mr. Gray served as Assistant General Counsel to Cambridge Technology Partners (Massachusetts), Inc. from February 1999 to June 1999. From September 1993 to January 1999, Mr. Gray was an attorney at Hale and Dorr LLP, where he was elected a junior partner in May 1998.

Daniel F. Beck has served as President of the Americas Operations of ModusLink since August 2004. From November 2001 to August 2004, Mr. Beck served as President, Americas of Modus Media International, Inc., a global provider of supply chain management solutions which was acquired by the Company in August 2004 and renamed ModusLink. From March 2001 to November 2001, Mr. Beck served as Senior Vice President, Organizational Effectiveness of Modus Media International, Inc. From 2000 to 2001, Mr. Beck served as Senior Vice President, Global Accounts of Modus Media International, Inc. From 1998 to 2000, Mr. Beck served as Senior Vice President, Operations of Modus Media International, Inc. From 1978 to 1998, Mr. Beck served in various other positions with Modus Media International, Inc. and its predecessors.

William R. McLennan has served as President of Asia-Pacific Operations of ModusLink since February 2005. From June 2004 to February 2005, Mr. McLennan served as a partner of Onyx Capital Ventures, a private equity investment firm. From June 2003 to April 2004, Mr. McLennan served as the President of R.R. Donnelley Logistics, a supply chain management company. From August 2001 to May 2003, Mr. McLennan was Chief Operating Officer and Chief Financial Officer of R.R. Donnelley Logistics. From April 2000 to June 2001, Mr. McLennan served as the Co-President of Packtion Corporation, an internet technology business.

W. Kendale Southerland has served as President of Sales and Marketing since February 2005. From August 2004 to February 2005, Mr. Southerland served as President of Asia-Pacific Operations of ModusLink. From

September 2001 to August 2004, Mr. Southerland served as President, Asia Pacific of Modus Media International, Inc. From September 2000 to September 2001, Mr. Southerland served as a member of the Board of Directors of Mattress Firm, Inc., a specialty bedding retailer.

Rudolph J. Westerbos has served as President of Europe Operations of ModusLink since August 2004. From July 2002 to August 2004, Mr. Westerbos served as Senior Vice President and Managing Director of Europe and Asia of SalesLink, then a wholly owned subsidiary of the Company. From March 2001 to July 2002, Mr. Westerbos served as Vice President, Sales and Marketing and Chief Information Officer of Software Logistics Corporation d/b/a iLogistix, a global provider of supply chain management solutions which was acquired by the Company in July 2002 after Software Logistics Corporation’s March 2001 voluntary filing for protection under Chapter 11 of the U.S. Bankruptcy Code. From December 1999 to December 2001, Mr. Westerbos served as Vice President, eBusiness Solutions for iLogistix, and from 1994 to 1999 Mr. Westerbos served in various other positions with iLogistix.

There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

Director Compensation

All of the directors of the Company receive reimbursement of expenses incurred with respect to attendance at meetings of the Board of Directors and meetings of committees thereof.

The Board of Directors has adopted a Director Compensation Plan under which all directors are eligible to participate, other than any director who (i) is an employee of the Company or any of its subsidiaries or affiliates or (ii) unless otherwise determined by the Board, is an affiliate, employee or designee of an institutional or corporate investor in the Company (an “Affiliated Director”). Pursuant to the Director Compensation Plan, each participating director who is serving as a director on the last day of any fiscal quarter shall receive a payment for such quarter of $12,500. Each participating director who is serving as the chairperson of a committee of the Board of Directors on the last day of any fiscal quarter shall receive a payment of $1,250, provided, however, that the chairperson of the Audit Committee on the last day of any fiscal quarter shall receive a payment of $2,500. Each participating director who attends a telephonic meeting of the Board of Directors or a committee thereof shall receive a meeting fee of $500. Each participating director who attends a meeting of the Board of Directors or a committee thereof, where a majority of the directors attend such meeting in person, shall receive a meeting fee of $1,000.

Each of the directors has entered into an Indemnification Agreement with the Company providing that the Company shall indemnify the director to the fullest extent authorized or permitted by applicable law in the event that the director is involved in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or by any other party and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that the director is or was a director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and penalties, provided that the director shall not have been finally adjudged to have engaged in willful misconduct or to have acted in a manner which was knowingly fraudulent or deliberately dishonest, or had reasonable cause to believe that his or her conduct was unlawful.

1999 Stock Option Plan for Non-Employee Directors

All directors of the Company are eligible to receive non-statutory stock options to purchase shares of Common Stock under the Company’s 1999 Stock Option Plan for Non-Employee Directors, as amended (the “1999 Director Plan”), except for any Affiliated Director. The 1999 Director Plan is described below, however, if the 2005 Plan is approved by the Company’s stockholders at the 2005 Meeting (Proposal 2), then no additional grants or awards will be made under the 1999 Director Plan.

Under the 1999 Director Plan, each eligible director who is elected to the Board for the first time will be granted an option to acquire 200,000 shares of Common Stock (the “Initial Option”). Each Affiliated Director who ceases to be an Affiliated Director will be granted, on the date such director ceases to be an Affiliated Director but remains as a member of the Board of Directors, an Initial Option to acquire 200,000 shares of Common Stock under the 1999 Director Plan. Each Initial Option will vest and become exercisable as to  1/36th of the number of shares of Common Stock originally subject to the option on each monthly anniversary of the date of grant, provided that the optionee serves as a director on such monthly anniversary date.

On each anniversary of the grant of the Initial Option, each eligible director will automatically be granted an option to purchase 24,000 shares of Common Stock (an “Annual Option”), provided that such eligible director serves as a director on the applicable anniversary date. Each Annual Option granted prior to March 12, 2003 shall vest and become exercisable as to  1/12th of the number of shares originally subject to the option on each monthly anniversary date of the date of grant commencing on the 37th monthly anniversary date of the date of grant of such Annual Option, provided that the optionee serves as a director on such monthly anniversary date. Each Annual Option granted on or after March 12, 2003 shall vest and become exercisable as to  1/36th of the number of shares originally subject to the option on each monthly anniversary date of the date of grant of such Annual Option, provided that the optionee serves as a director on such monthly anniversary date. The 1999 Director Plan provides that the maximum aggregate number of shares of Common Stock that may vest for any optionee in any 48-month period shall not exceed 200,000 shares. Accordingly, all current participants under the 1999 Plan have agreed to defer the vesting of their Annual Options granted after March 12, 2003 to the extent necessary to comply with this provision.

The option exercise price per share for each option granted under the 1999 Director Plan shall equal the closing price of the Common Stock on the date of grant. Except as otherwise provided in the applicable option agreement, each option granted under the 1999 Director Plan shall terminate, and may no longer be exercised, on the date ten years after the date of grant of such option.

During fiscal year 2005, the following stock options were granted under the 1999 Director Plan:

Director Name	Date of Grant	Type of Option	Number of Shares	Exercise Price
Anthony J. Bay	September 9, 2004	Annual	24,000	$1.20
Francis J. Jules	February 3, 2005	Annual	24,000	$2.01
Virginia G. Breen	April 30, 2005	Annual	24,000	$1.76
Michael J. Mardy	May 15, 2005	Annual	24,000	$1.72
Jonathan A. Kraft*	July 26, 2005	Annual	24,000	$1.95

*	Mr. Kraft resigned from the Board of Directors on August 26, 2005.

Executive Compensation

Summary Compensation

The following table provides certain summary information with respect to the compensation earned by each of the Named Executive Officers for the fiscal years ended July 31, 2005, 2004 and 2003:

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation				Long-Term Compensation		All Other Compensation ($)(3)
						Awards
Name and Principal Position		Salary($)	Bonus($)	Other Annual Compensation ($)(1)		Restricted Stock Awards($)(2)	Securities Underlying CMGI Options
Joseph C. Lawler(4) President and Chief Executive Officer	2005	518,269	250,000	110,836	(5)	$2,142,000	2,700,000	12,270	(6)

George A. McMillan(7) Former President and Chief Executive Officer	2005 2004 2003	33,173 501,923 501,923	— — 285,000	— — —		— 222,600 —	— 270,000 —	963,000 6,176 1,923	(8)

Thomas Oberdorf Chief Financial Officer and Treasurer	2005 2004 2003	325,000 326,250 326,250	— 100,000 140,000	— — —		109,115 159,000 —	200,000 170,000 —	2,000 1,750 1,750

Daniel F. Beck(9) President of the Americas Operations of ModusLink	2005	300,000	—	—		449,713	250,000	4,820

W. Kendale Southerland(10) President of Sales and Marketing of ModusLink	2005	308,646	50,000	85,780	(11)	449,713	250,000	375,648	(12)

Rudolph J. Westerbos(13) President of Europe Operations of ModusLink	2005	306,972	—	—		139,000	250,000	95,056	(14)

Patrick Ring(15) Vice President of Sales, European Region of ModusLink	2005	300,350	5,000	—		87,570	150,000	25,865

(1)	In accordance with the rules of the Securities and Exchange Commission, certain other annual compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for such year.
(2)	Restricted stock awards represent grants of Common Stock issued under the Company’s 2000 Stock Incentive Plan, other than the award to Mr. Lawler in August 2004, which granted an inducement award pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A). The dollar value of each award is based on the closing market price of the Company’s Common Stock on the date of grant. Each award vests in three equal installments on the first three anniversaries of the date of grant, other than the award to Mr. Lawler, which vests in five equal installments on the first five anniversaries of the date of grant. Holders of shares of restricted stock are entitled to the same dividends as those paid to holders of unrestricted shares, if any. The following table presents the number of shares of restricted stock issued to each Named Executive Officer in fiscal 2005, the aggregate restricted stock holdings of each Named Executive Officer as of July 31, 2005 and the value of such holdings based on the closing market price of the Company’s Common Stock on such date.

Name	Number of Shares of Restricted Stock Granted in Fiscal 2005	Restricted Stock Holdings at July 31, 2005
		Number of Shares	Value($)
Joseph C. Lawler	1,800,000	1,800,000	3,420,000
George A. McMillan	—	—	—
Thomas Oberdorf	78,500	145,170	275,823
Daniel F. Beck	314,285	314,285	597,142
W. Kendale Southerland	314,285	314,285	597,142
Rudolph J. Westerbos	100,000	160,000	304,000
Patrick Ring	63,000	63,000	119,700

(3)	Except as otherwise noted, amounts set forth in this column represent employer 401(k) plan or other pension matching cash contributions.
(4)	Mr. Lawler became an executive officer of the Company in August 2004.
(5)	Amount represents certain relocation expenses paid by the Company.
(6)	Includes $11,000 automobile allowance paid by the Company.
(7)	Mr. McMillan ceased being an executive officer of the Company in August 2004.
(8)	Consists of a severance payment to Mr. McMillan of $963,000, representing 12 months of base salary, current target bonus and automobile allowance, made to Mr. McMillan in connection with his resignation as President and Chief Executive Officer and as a member of the Board of Directors of the Company in August 2004. See “Employment Agreements and Severance and Change of Control Arrangements.”
(9)	Mr. Beck became an executive officer of the Company in August 2004.
(10)	Mr. Southerland became an executive officer of the Company in August 2004.
(11)	Amount represents certain relocation expenses paid by the Company.
(12)	Includes $182,868 paid by the Company on behalf of Mr. Southerland in connection with Mr. Southerland’s housing and related expenses while located in Singapore. Also includes $176,868 of taxes paid on behalf of Mr. Southerland, and a housing allowance of $11,450.
(13)	Mr. Westerbos became an executive officer of the Company in August 2004. Mr. Westerbos resides in Europe and is paid in euro. The dollar amounts reported reflect the amount of euro paid during the year, translated to U.S. dollars at the average annual exchange rate during fiscal 2005.
(14)	Includes $18,304 automobile expense allowance and $56,504 of US federal income taxes paid on behalf of Mr. Westerbos.
(15)	Mr. Ring became an executive officer of the Company in August 2004, but ceased to be an executive officer prior to the end of the Company’s fiscal year end. Mr. Ring resides in Europe and is paid in euro. The dollar amounts reported reflect the amount of euro paid during the year, translated to U.S. dollars at the average annual exchange rate during fiscal 2005.

Option/SAR Grants In Fiscal Year 2005

The following table sets forth information concerning grants of options to purchase shares of Common Stock made to each Named Executive Officer during fiscal 2005. No stock appreciation rights were granted during fiscal 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
	Number Of Securities Underlying Options Granted		Percentage Of Total Options Granted To Employees In Fiscal 2005(%)	Exercise Price Per Share($)(1)

Name						5%	10%
Joseph C. Lawler	2,700,000	(3)	34.8	1.25	08/22/2011	1,373,964	3,201,920
George A. McMillan	—		—	—	—	—	—
Thomas Oberdorf	200,000	(4)	2.6	1.39	08/01/2011	113,174	263,743
Daniel F. Beck(5)	250,000	(4)	3.2	1.39	08/01/2011	141,467	329,679
W. Kendale Southerland(6)	250,000	(4)	3.2	1.39	08/01/2011	141,467	329,679
Rudolph J. Westerbos	250,000	(4)	3.2	1.39	08/01/2011	141,467	329,679
Patrick Ring	150,000	(4)	1.9	1.39	08/01/2011	84,880	197,808

(1)	The exercise price per share of each option was determined to be equal to the fair market value per share of the underlying stock on the date of grant.
(2)	Amounts reported in these columns represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the underlying common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock and subsidiary common stock holdings are dependent on the timing of such exercise and the future performance of the underlying common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.
(3)	Option vests and becomes exercisable as to 20% of the shares covered thereby on each of the first, second, third, fourth and fifth anniversaries of the date of grant.
(4)	Option vests and becomes exercisable as to 25% on the first anniversary of the date of grant and the remainder thereafter in 36 equal monthly installments.
(5)	In addition, in connection with the acquisition of Modus Media, Inc. by the Company in 2004, Mr. Beck received options for the purchase of 492,647 shares of Common Stock in exchange for, or in substitution of, options he previously held to purchase shares of common stock of Modus Media, Inc.
(6)	In addition, in connection with the acquisition of Modus Media, Inc. by the Company in 2004, Mr. Southerland received options for the purchase of 661,010 shares of Common Stock in exchange for, or in substitution of, options he previously held to purchase shares of common stock of Modus Media, Inc.

Fiscal Year 2005 Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth information with respect to stock options exercised by the Named Executive Officers during fiscal 2005 and stock options held as of July 31, 2005 by each Named Executive Officer.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized ($)(1)	Number Of Securities Underlying Unexercised Options At July 31, 2005 Exercisable / Unexercisable	Value Of Unexercised In-The-Money Options At July 31, 2005 Exercisable / Unexercisable ($)(2)
Joseph C. Lawler	—	—	— / 2,700,000	— / 1,755,000
George A. McMillan	1,765,621	1,920,380	1,541,650 /—	— / —
Thomas Oberdorf	—	—	369,579 / 750,421	126,236 / 290,964
Daniel F. Beck	365,799	591,593	59,815 / 317,033	23,939 / 214,942
W. Kendale Southerland	200,000	313,880	157,380 / 339,345	210,889 / 247,222
Rudolph J. Westerbos	—	—	71,873 / 303,127	64,280 / 157,970
Patrick Ring	—	—	8,333 / 161,667	— / 76,500

(1)	The value realized is based on the difference between the option exercise price of such options and the closing price of the underlying Common Stock on the Nasdaq National Market on the date of exercise.
(2)	The value of the unexercised in-the-money options is based on the difference between the closing price of the underlying common stock on the Nasdaq National Market on the last trading day of fiscal 2005, and the applicable option exercise prices.

Human Resources and Compensation Committee Report

The Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of four directors who are not employees of the Company. The Compensation Committee regularly reviews and approves compensation and benefit programs of the Company and also reviews and determines the actual compensation of the Company’s executive officers, as well as all stock option grants, performance-based stock options, other equity-based awards and cash incentive awards to the Company’s executive officers. The Compensation Committee reviews and administers the Company’s 2004 Stock Incentive Plan, 2002 Non-Officer Employee Stock Incentive Plan, 2000 Stock Incentive Plan, 1986 Stock Option Plan (under which no further options may be granted) and Employee Stock Purchase Plan. The Compensation Committee reviews executive compensation reports prepared by independent organizations in order to evaluate the appropriateness of its executive compensation program.

The Company operates in highly competitive and rapidly changing markets. The Compensation Committee believes that the compensation programs for executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company. The Compensation Committee uses its base salary and incentive bonus program for the Company’s executive officers in order to enhance short-term profitability and stockholder value and uses stock options and other equity-based awards to enhance long-term growth in profitability, return on equity and stockholder value. In order to meet these objectives, the Compensation Committee sets base salaries and target incentive bonus awards for the Company’s executive officers for each fiscal year based on competitive peer group analysis prepared by a compensation consulting firm.

The Compensation Committee reviews the Company’s annual performance plan for the ensuing fiscal year and sets specific incentive target bonus awards which are directly linked to the short-term financial performance of the Company as a whole. For fiscal 2005, the Compensation Committee adopted and administered an Executive Officer Bonus Plan for CMGI, Inc. This plan covered the executive officers of the Company, and was funded based on the Company’s consolidated business performance, with minimum threshold levels established. Bonus payments under the plan were to range from 0-200% of an individual’s target bonus based on business and individual performance. Joseph C. Lawler, the Company’s President and Chief Executive Officer, received a bonus of $250,000 for fiscal 2005, which bonus was guaranteed for fiscal 2005 under Mr. Lawler’s employment offer letter. William McLennan, the President of Asia-Pacific Operations of ModusLink, received a bonus of $97,500 for fiscal year 2005, which bonus was guaranteed for fiscal 2005 under Mr. McLennan’s employment offer letter. Mr. Southerland earned a bonus of $50,000, Mr. Ring earned a bonus of $5,000 and Messrs. Oberdorf, Beck and Westerbos did not earn bonuses for fiscal 2005.

For fiscal 2006, the Compensation Committee has adopted the Fiscal Year 2006 Executive Management Incentive Plan (the “2006 Plan”) for CMGI, Inc. The 2006 Plan covers executive officers of the Company, as determined by the Compensation Committee, and is funded based on the Company’s consolidated business performance, with minimum threshold levels established. The 2006 Plan is designed to recognize and reward the achievement of financial, business and management goals that are essential to the success of CMGI and its subsidiaries. The bonus payments under the 2006 Plan are expected to range, subject to the terms of the 2006 Plan, from 0-200% of an individual’s target bonus based on business and individual performance and the discretion of the Compensation Committee. Target bonuses under the 2006 Plan for participating executive officers are expected to be between $117,500 and $204,000, other than for Joseph C. Lawler, CMGI’s President and Chief Executive Officer, whose target bonus is $687,500 (as set forth in Mr. Lawler’s employment offer letter dated August 23, 2004 (the “Employment Offer Letter”). In addition, the Compensation Committee also established a plan for the issuance of performance-based restricted shares of CMGI common stock, ranging from 50,000 to 180,000 shares, to each of its executive officers (other than Mr. Lawler, who is not a participant in the restricted stock plan). These grants of performance-based restricted shares of common stock are expected to be made, subject to certain business goals being achieved, on the third business day following the day CMGI publicly releases its financial results for the fiscal year ending July 31, 2006.

In addition to salaries and incentive bonuses, the Compensation Committee also grants stock options, shares of restricted stock and other equity-based awards to executive officers and other key employees of the Company and its subsidiaries in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. Following a review by the Compensation Committee of the stock options and other equity held by the executive officers, certain executive officers of the Company were granted a combination of stock options and shares of restricted stock in fiscal 2005.

With respect to the Chief Executive Officer of the Company, the Compensation Committee utilizes a compensation program composed of base salary, incentive bonuses based on business and financial performance of the Company and individual performance during the fiscal year, and stock option grants. In determining the compensation of the Company’s Chief Executive Officer, the Compensation Committee reviewed comparable compensation data from the Company’s competitive peer groups, as well as the Chief Executive Officer’s potential for effectiveness and leadership with the Company. In August 2004, Joseph C. Lawler became President and Chief Executive Officer of the Company. Pursuant to Mr. Lawler’s employment offer letter dated August 23, 2004, on each of the first five anniversaries of Mr. Lawler’s date of hire on which he is employed by the Company, Mr. Lawler is entitled to annual stock option grants and restricted stock awards such that, when added to the initial equity grants and awards made to Mr. Lawler, he would own, or have the right to acquire, 2% of the Company’s outstanding shares of Common Stock (on a fully diluted basis) on August 2, 2004, immediately following the Company’s acquisition of Modus Media, Inc. For a description of Mr. Lawler’s employment-related agreements and arrangements, see “Employment Agreements and Severance and Change of Control Arrangements.”

In August 2004, George A. McMillan resigned as the President and Chief Executive Officer of the Company. See “Employment Agreements and Severance and Change of Control Arrangements.”

Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders.

The Compensation Committee believes that the foregoing combination of base salaries, incentive bonuses, stock options, shares of restricted stock and other equity-based awards have helped develop a senior management group dedicated to the business results and financial performance of the Company.

HUMAN RESOURCES AND

COMPENSATION COMMITTEE

Francis J. Jules, Chair

Anthony J. Bay

Virginia G. Breen

Michael J. Mardy

Independent Auditors’ Fees

The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the fiscal years ended July 31, 2005 and 2004:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees
Audit Fees	$4,443,212	$505,928
Audit-Related Fees	902,522	147,347
Tax Fees	238,100	446,667
All Other Fees	—	—

Total Fees	$5,583,834	$1,099,942

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, costs associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and consultations concerning financial accounting and reporting standards.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In fiscal 2005, these services included costs associated with SAS 70 reviews for certain clients and employee benefit plan audits. In fiscal 2004, these services included attest services, not required by statute or regulation, for a former operating subsidiary and employee benefit plan audits.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and international tax compliance, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. No fees were billed to the Company by KPMG for products and services other than the services reported above.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Financial Expert

The Board of Directors has determined that Michael J. Mardy is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements for fiscal 2005 with the Company’s management. The Audit Committee has discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has discussed with KPMG its independence and expects to receive the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with maintaining KPMG’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2005.

AUDIT COMMITTEE

Michael J. Mardy, Chair

Anthony J. Bay

Francis J. Jules

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Certain Relationships and Related Transactions

@Ventures

The Company maintains interests in several venture capital funds. The Company’s interests in such entities are reflected principally through its ownership of CMG@Ventures Capital Corp. and CMG@Ventures, Inc., wholly owned subsidiaries of the Company. CMG@Ventures Capital Corp. and CMG@Ventures, Inc. are entitled to (i) an interest ranging from approximately 77.5% to 80% of the net capital gains realized by CMG@Ventures I, LLC (“CMG@Ventures I”) (which percentage varies depending on the date on which the investment generating the particular net capital gain was made) and (ii) approximately 80% of the net capital gains realized by CMG@Ventures II, LLC (“CMG@Ventures II”). The @Ventures III funds are comprised of four entities that co-invest in each investment made by the @Ventures III funds. Approximately 78% of each investment made by the @Ventures III funds is made by two entities, @Ventures III, L.P. and @Ventures Foreign Fund III, L.P. The Company does not have a direct ownership interest in either of these entities, but

CMG@Ventures Capital Corp. is entitled, through its ownership of an approximately 10% interest in @Ventures Partners III, LLC (“@Ventures Partners III”), the general partner of such entities to (x) approximately 0.1% of the capital of each entity, and (y) approximately 2% of the net capital gains realized by each entity after return of certain priority amounts to the limited partners of each entity. CMG@Ventures III, LLC (“CMG@Ventures III”) co-invests approximately 20% of the total amount invested in each @Ventures III fund portfolio company investment. CMG@Ventures Capital Corp. owns 100% of the capital and is entitled to approximately 80% of the cumulative net capital gains realized by CMG@Ventures III. @Ventures Partners III is entitled to the remaining 20% of the net capital gains realized by CMG@Ventures III. The remaining 2% invested in each @Ventures III fund investment is provided by a fourth entity, @Ventures Investors, LLC, in which the Company has no interest. During fiscal 2000, additional venture capital fund entities were formed to provide follow-on financing to @Ventures III fund portfolio companies. These “expansion funds” have a structure that is substantially identical to the @Ventures III funds, and the Company’s interests in such funds are comparable to its interests in the @Ventures III funds. CMG@Ventures Capital Corp. is entitled to approximately 80% of the net capital gains realized by CMG@Ventures Expansion, LLC. CMG@Ventures Capital Corp., through its interest in CMGI@Ventures IV, LLC (“CMGI@Ventures IV”), is generally entitled to an interest, ranging from 80% to 92.5%, of the net profits from each investment made by CMGI@Ventures IV, depending on the aggregate amount previously distributed to CMGI@Ventures Capital Corp. by CMGI@Ventures IV, and after payment of certain fees to profit members of CMGI@Ventures IV. During fiscal 2004, the Company formed @Ventures V, LLC (“@Ventures V”). CMG@Ventures Capital Corp., through its interest in @Ventures V, is generally entitled to approximately 93.3% of the net profits from each investment made by @Ventures V.

Mr. Wetherell is a profit member (as defined in the limited liability company agreement) of CMG@Ventures I, and in that capacity owns an approximately 8.6% carried interest in the net realized gains (as defined in the limited liability company agreement) of CMG@Ventures I. Mr. Wetherell’s interest in CMG@Ventures I is fully vested. Mr. Wetherell is a managing member of CMG@Ventures II and in that capacity owns an approximately 7.8% carried interest in the net realized gains (as defined in the operating agreement) of CMG@Ventures II. Mr. Wetherell’s interest in CMG@Ventures II is fully vested. Mr. Wetherell has indirect compensatory interests in the @Ventures III funds and related management entities (as described below). Mr. Wetherell is not a member of CMG@Ventures Expansion, LLC and has no compensatory interests therein. Mr. Wetherell is not a member of CMGI@Ventures IV and has no compensatory interests therein. Mr. Wetherell is not a member of @Ventures V and has no compensatory interests therein.

Jonathan A. Kraft, a member of the Company’s Board of Directors until his resignation on August 26, 2005, is President and Chief Operating Officer of The Kraft Group, a private holding company. The Kraft Group is a limited partner of @Ventures III, L.P. and @Ventures Expansion Fund, L.P.

CMG@Ventures I and CMG@Ventures II

From August 1, 2004 through July 31, 2005, Mr. Wetherell received no distributions of cash or securities from CMG@Ventures I or CMG@Ventures II. During such period, no cash or securities were allocated to the account of Mr. Wetherell in his capacity as a member of CMG@Ventures I or CMG@Ventures II.

@Ventures III

Mr. Wetherell has indirect compensatory interests in the @Ventures III funds and related management entities. Mr. Wetherell is a voting managing member of @Ventures Partners III, which manages @Ventures III, L.P., @Ventures Foreign Fund III, L.P. and CMG@Ventures III. Mr. Wetherell is entitled to approximately 29.8% of all amounts distributed by such entities to @Ventures Partners III. Mr. Wetherell’s interest in @Ventures Partners III is fully vested. The other members of @Ventures Partners III consist of (i) individuals who provide (or who formerly provided) management services to the funds and (ii) CMG@Ventures Capital Corp., a direct wholly owned subsidiary of the Company, which has a 10% interest in all of the amounts distributed by @Ventures Partners III. Mr. Wetherell is a member of @Ventures Investors, LLC and

Mr. Wetherell’s interest in investments made by such entity ranges from 24.8% to 28.1%, depending on the date the investment was made.

From August 1, 2004 through July 31, 2005, Mr. Wetherell received no distributions of cash or securities in his capacity as a member of @Ventures Partners III. During such period, no cash or securities were allocated to the account of Mr. Wetherell in his capacity as a member of @Ventures Partners III.

From August 1, 2004 through July 31, 2005, Mr. Wetherell received no distributions of cash or securities in his capacity as a member of @Ventures Investors, LLC. During such period, no cash or securities were allocated to the account of Mr. Wetherell in his capacity as a member of @Ventures Investors, LLC.

@Ventures Management, LLC provides management services to @Ventures III, L.P, @Ventures Foreign Fund III, L.P, and CMG @Ventures III. Historically, @Ventures Management, LLC was entitled to annual management fees from each of such entities equal to approximately 2.0% of the capital committed to such fund. Effective February 1, 2002, management fees due from @Ventures III, L.P. and @Ventures Foreign Fund III, L.P. were waived, except under certain limited circumstances. Effective January 1, 2004, the obligation of CMG @Ventures III to pay management fees to @Ventures Management, LLC terminated, and @Ventures III, L.P. commenced paying reduced management fees to @Ventures Management, LLC. Effective January 1, 2005 no additional management fees were payable by CMG@Ventures III LLC to @Ventures Management, LLC. Mr. Wetherell is a voting member of @Ventures Management, LLC and has an approximately 40.0% interest in the net income of @Ventures Management, LLC. From August 1, 2004 through July 31, 2005, Mr. Wetherell received no distributions of cash or securities in his capacity as a member of @Ventures Management LLC.

Hewlett-Packard Company

In August 1999, the Company acquired AltaVista from Compaq Computer Corporation (now Hewlett-Packard Company (“H-P”)). In connection with the AltaVista acquisition, the Company agreed that for so long as H-P owns at least 5% of the issued and outstanding stock of the Company, H-P shall have the right to designate a member of the Board of Directors of the Company. Currently, H-P has not designated any such member of the Board of Directors.

The Company has entered into a Master Lease and Financing Agreement with Hewlett-Packard Financial Services Corporation (“HPFS”), pursuant to which HPFS may lease equipment and computer software programs to the Company and provide financing for license fees related to computer software programs and other services. During fiscal 2005, the Company paid approximately $467,000 to HPFS under the agreement. As of September 30, 2005, the Company had no outstanding balance under the agreement. During fiscal 2005, the Company also paid to H-P approximately $351,000 for equipment maintenance services.

The Company has retained H-P to provide consulting services in connection with the implementation of a software system. During fiscal 2005, the Company paid an aggregate of approximately $282,000 to H-P for such consulting services.

ModusLink and its subsidiaries provided comprehensive supply chain management services to H-P, including procurement, inventory management, assembly, fulfillment and distribution services, during fiscal 2005, for which ModusLink received approximately $365.8 million from H-P.

During fiscal 2005, ModusLink purchased equipment from H-P for an aggregate purchase price of approximately $363,000.

In October 2005, ModusLink’s Singapore subsidiary entered into a Master Services Agreement (“MSA”) with an H-P affiliate. Under the MSA, H-P will provide various managed services for ModusLink in connection with ModusLink’s enterprise resource planning software system. The MSA has a 60 month term. Fees due under the MSA vary based on services actually provided throughout the term. ModusLink’s approximate current commitment is $125,000 per month, after a planned initial one-time investment of approximately $350,000. In connection with the provision of the managed services under the MSA, ModusLink also purchased certain H-P equipment for an approximate aggregate purchase price of $2.4 million.

SBC Communications, Inc.

ModusLink provided comprehensive supply chain management services to SBC Communications, Inc. (“SBC”) during fiscal 2005, for which ModusLink received approximately $49.4 million from SBC. During fiscal 2005, ModusLink purchased telecommunications services, equipment and maintenance from SBC for an aggregate purchase price of approximately $140,000. Mr. Jules, a member of the Company’s Board of Directors, is an officer of SBC.

Stadium Sponsorship Obligation

In August 2000, the Company acquired the exclusive naming and sponsorship rights to the New England Patriots’ new stadium for a period of fifteen years. In August 2002, the Company finalized an agreement with the owner of the stadium to amend the sponsorship agreement. Under the terms of the amended agreement, the Company relinquished the stadium naming rights and remains obligated for a series of annual payments of $1.6 million per year through 2015. During fiscal 2005, the Company paid approximately $0.8 million to the owner of the stadium pursuant to the amended agreement. In addition, the Company paid approximately $0.8 million to the owner of the stadium pursuant to the amended agreement in August 2005. Jonathan A. Kraft, a member of the Company’s Board of Directors until his resignation on August 26, 2005, is President and Chief Operating Officer of The Kraft Group, a private holding company whose holdings include the New England Patriots and the New England Patriots’ stadium. Mr. Kraft is also Vice Chairman of the New England Patriots.

ModusLink Credit Facility

ModusLink and certain of its subsidiaries have a revolving $60 million bank facility pursuant to a Second Amended and Restated Loan and Security Agreement, dated as of October 31, 2005, with LaSalle Bank National Association and Citizens Bank of Massachusetts, as amended. This facility replaced a $30.0 million facility dated as of December 31, 2004 between the same parties (the “December 2004 Facility”). As of July 31, 2005, approximately $24.8 million of borrowings were outstanding under the prior facility, and approximately $3.4 million had been reserved in support of outstanding letters of credit. The December 2004 Facility replaced SalesLink’s prior revolving credit facility dated July 31, 2004 with LaSalle Bank National Association and Citizens Bank of Massachusetts. Jonathan A. Kraft, a member of the Company’s Board of Directors until his resignation on August 26, 2005, is a member of the Board of Directors of Citizens Bank of Massachusetts.

Other

At July 31, 2005, Mr. Wetherell was indebted to the Company in the amount of $77,893.36. This indebtedness related to certain amounts paid by the Company on behalf of Mr. Wetherell while he was Chief Executive Officer of the Company. Subsequent to the end of fiscal 2005, Mr. Wetherell repaid this amount to the Company.

Stock Performance Graph

The graph below compares the cumulative total stockholder return of the Company’s Common Stock from July 31, 2000 through July 31, 2005 with the cumulative total return of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Computer & Data Processing Services Index during the same period. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

Comparison of Cumulative Total Return Among CMGI, Inc.,

the Nasdaq Stock Market Index (U.S.) and

the Nasdaq Computer and Data Processing Services Index

	Cumulative Total Return
	July 2000	July 2001	July 2002	July 2003	July 2004	July 2005
CMGI, INC.	$100.00	$5.33	$1.08	$4.73	$3.64	$5.02
NASDAQ STOCK MARKET (U.S.)	100.00	54.45	36.57	48.01	52.23	60.54
NASDAQ COMPUTER & DATA PROCESSING	100.00	56.47	36.29	45.39	50.60	56.59

The graph shown above assumes that $100 was invested in the Company’s Common Stock and in each index on July 31, 2000. In addition, the total returns for the Company’s Common Stock and the indexes used assume the reinvestment of all dividends.

Employment Agreements and Severance and Change of Control Arrangements

Joseph C. Lawler

On August 23, 2004, Joseph C. Lawler was appointed President and Chief Executive Officer of the Company. In connection therewith, the Company and Mr. Lawler executed an employment offer letter, dated as of August 23, 2004, which provides for the employment of Mr. Lawler as President and Chief Executive Officer of the Company at an annual salary of $550,000. Mr. Lawler shall also be eligible for an annual cash bonus under the Company’s Executive Officer Bonus Plan (or any successor plan). Mr. Lawler’s annual target bonus shall be 125% of his annual salary. Mr. Lawler’s bonus for fiscal 2005 was guaranteed at a minimum of $250,000. Pursuant to the employment offer letter, on August 23, 2004, Mr. Lawler was granted an option to purchase 2,700,000 shares of the Company’s Common Stock at an exercise price of $1.25 per share. Such option has a seven-year term and shall vest 20% of the total number of shares subject to the option on each of the first five anniversaries of the grant date. In addition, on August 27, 2004, Mr. Lawler was granted 1,800,000 restricted shares of the Company’s Common Stock with the purchase price deemed to have been paid in kind through Mr. Lawler’s agreement to employment by the Company. Such restricted shares shall be subject to forfeiture provisions which shall lapse as to 20% of the total number of shares subject to the grant on each of the first five anniversaries of the grant date. In connection with such initial grants of stock options and restricted stock, Mr. Lawler and the Company also entered into an agreement containing non-competition covenants in favor of the Company during Mr. Lawler’s employment and for 12 months thereafter. In addition, on each of the first five anniversaries of Mr. Lawler’s date of hire on which he is employed by the Company, the Company shall grant additional stock options and restricted stock awards (“Additional Awards”) to Mr. Lawler with respect to such number of shares of the Company’s Common Stock that, when added to the initial grants described above, will be equal to 2% of the Company’s outstanding shares of common stock (on a fully diluted basis) on August 2, 2004, immediately following the Company’s acquisition of Modus Media, Inc. Each such additional grant of stock options and restricted stock shall be in the proportion of 1.5 options to each share of restricted stock. Each Additional Award shall vest 20% of the total of such award on each anniversary of the date of grant and, in the case of stock options, shall have a seven-year term and an exercise price equal to the fair market value of a share of the Company’s Common Stock on the date of grant. Per the employment offer letter, on August 23, 2005, Mr. Lawler was granted his first Additional Awards, consisting of an option to purchase 674,527 shares of common stock at an exercise price of $1.74 per share and 449,685 shares of restricted stock. These Additional Awards vest as described above. If at any time the closing share price of the Company’s Common Stock equals or exceeds $3.00 for 30 consecutive trading days (adjusted for changes in capitalization), then the Company shall immediately grant to Mr. Lawler all Additional Awards that have not been previously granted. The inability of the Company to grant any of the Additional Awards when due for any reason, including as a result of a failure of the Company to obtain stockholder approval of a necessary increase in the number of shares available under any applicable Company equity incentive plan, would constitute Good Reason under Mr. Lawler’s Executive Severance Agreement described below.

Pursuant to the employment offer letter, Mr. Lawler and the Company entered into an Executive Severance Agreement, dated as of August 23, 2004, that provides in the event that his employment is terminated by the Company for a reason other than for Cause (as defined) or by Mr. Lawler for Good Reason (as defined), then the Company shall pay Mr. Lawler a one-time severance payment equal to 12 months of his then-current annual base salary plus his target bonus as in effect on his last day of employment. In addition, 50% of the portion of each of Mr. Lawler’s stock options and restricted stock awards which would otherwise become vested on or before the first anniversary of the date his employment is terminated shall be immediately vested, such vested awards that were granted as restricted stock shall be free of restrictions and such vested awards that were granted as options shall remain exercisable for a period of six months following his last day of employment. In addition, the agreement provides that in the event that his employment is terminated by the Company for a reason other than for Cause or by Mr. Lawler for Good Reason within 12 months following a Change of Control (as defined), then the Company shall pay Mr. Lawler a one-time severance payment equal to 24 months of his then-current annual base salary plus two times his target bonus as in effect on his last day of employment. In addition, (i) in the event the Change in Control occurs on or after August 23, 2005,  1/3 of Mr. Lawler’s stock options and restricted stock awards which are not then vested (taken proportionately from each of the remaining vesting tranches) shall immediately vest as of the date of termination, (ii) in the event the Change in Control occurs on or after August 23, 2006,  2/3 of Mr. Lawler’s stock options and restricted stock awards which are not then vested (taken proportionately from each of the remaining vesting tranches) shall immediately vest as of the date of termination, (iii) in the event the Change in Control occurs on or after the August 23, 2007, all of Mr. Lawler’s stock options and restricted stock awards which are not then vested shall immediately vest as of the date of termination, and (vi) in each such case, such vested awards that were granted as restricted stock shall be free of restrictions and such vested awards that were granted as options shall remain exercisable for a period of six months following his last day of employment. In the event that any amounts payable to Mr. Lawler under the agreement are characterized as “excess parachute payments” under Section 280G of the Internal Revenue Code, then Mr. Lawler may elect to reduce the severance payments or have a portion of the stock options or restricted stock not vest.

Pursuant to the employment offer letter, Mr. Lawler and the Company also entered into an agreement, dated as of August 23, 2004, pursuant to which the Company agreed to reimburse Mr. Lawler for certain relocation expenses up to a maximum of $150,000, of which $110,836 was paid in fiscal 2005. Pursuant to the employment offer letter, Mr. Lawler and the Company also entered into an agreement, dated as of August 23, 2004, pursuant to which the Company agreed to provide indemnification to Mr. Lawler in his capacities as a director and executive officer of the Company to the fullest extent provided by applicable law and by the Company’s Certificate of Incorporation and By-laws.

George A. McMillan

Mr. McMillan served as President and Chief Executive Officer of the Company until August 23, 2004, Mr. McMillan resigned as President and Chief Executive Officer and as a member of the Board of Directors of the Company. In August 2004, Joseph C. Lawler became President and Chief Executive Officer of the Company, succeeding Mr. McMillan.

Mr. McMillan and the Company entered into an agreement, dated as of June 11, 2001, that provided for the employment of Mr. McMillan as Chief Financial Officer and Treasurer of the Company. Pursuant to the agreement, Mr. McMillan was granted an option to purchase 2,000,000 shares of Common Stock of the Company at an exercise price of $2.52 per share. The option vested and became exercisable as follows: (A) 125,000 shares on each of the three-month, six-month, ninth-month and one year anniversary of the grant date, plus (B)  1/48th of the number of shares originally subject to option on each monthly anniversary of the grant date thereafter. On February 18, 2002, Mr. McMillan and the Company entered into an agreement that provided for the employment of Mr. McMillan as Chief Executive Officer of the Company. Pursuant to such agreement, Mr. McMillan’s annual salary was set at $500,000 and he was granted an option to purchase 2,750,000 shares of Common Stock of the Company at an exercise price of $1.42 per share. The option was divided into three tranches as follows: tranche 1 = 1,250,000 shares; tranche 2 = 1,000,000 shares; and tranche 3 = 500,000 shares. Tranche 1 of the option vested and became exercisable as follows: (A)  1/4th of the number of shares subject to tranche 1 vested and became exercisable on the earlier to occur of (i) the first anniversary of the date of grant and (ii) the first date following the date of grant that the Company publicly announces operating income excluding expenses related to in-process research and development, depreciation, restructuring, long-lived asset impairment and amortization of intangible assets and stock-based compensation (“Net Operating Income”) on a consolidated basis for a fiscal quarter commencing after the date of grant greater than zero dollars (the “First Confirmation Date”), plus (B) an additional  1/48th of the number of shares subject to tranche 1 vested and became exercisable on the date of each successive monthly anniversary of the first anniversary of the date of grant. Tranche 2 of the option was to vest and become exercisable as follows: (A)  1/4th of the number of shares subject to tranche 2 was to vest and become exercisable on the first anniversary of the First Confirmation Date, plus (B) an additional  1/48th of the number of shares subject to tranche 2 was to vest and become exercisable on the date of each successive monthly anniversary of the first anniversary of the First Confirmation Date. Notwithstanding the foregoing, in the event that the First Confirmation Date did not occur prior to February 18, 2007, tranche 2 of the option was to nonetheless vest and become exercisable in full on February 18, 2007. Tranche 3 of the option was to vest and become exercisable as follows: (A)  1/4th of the number of shares subject to tranche 3 was to vest and become exercisable on the first anniversary of the first date following the First Confirmation Date that the Company publicly announces Net Operating Income on a consolidated basis for a fiscal quarter greater than that reached for the fiscal quarter with respect to the First Confirmation Date (the “Second Confirmation Date”), plus (B) an additional  1/48th of the number of shares subject to tranche 3 was to vest and become exercisable on the date of each successive monthly anniversary of the first anniversary of the Second Confirmation Date. Notwithstanding the foregoing, in the event that the Second Confirmation Date did not occur prior to February 18, 2007, tranche 3 of the option was to nonetheless vest and become exercisable in full on February 18, 2007.

Mr. McMillan and the Company entered into an Amended and Restated Executive Severance Agreement, dated as of March 1, 2002, that provided in the event that his employment is terminated by the Company for a reason other than for Cause (as defined) or by Mr. McMillan for Good Reason (as defined), then the Company was to pay Mr. McMillan a one-time severance payment equal to 12 months of his then-current annual base salary plus his target bonus as in effect on his last day of employment. Additionally, in the event that any such termination of employment occured on or after February 18, 2004, 50% of the then-unvested options to purchase shares of common stock of the Company pursuant to options granted to Mr. McMillan on February 18, 2002 (“CEO Options”) were to immediately become exercisable in full and be deemed fully vested. In addition, the agreement provided that in the event that his employment was terminated by the Company for a reason other than for Cause or by Mr. McMillan for Good Reason within one year following a Change of Control of the Company (as defined), then (i) the Company was to pay Mr. McMillan a one-time severance payment equal to 24 months of his then-current annual base salary plus target bonus as in effect on his last day of employment, and (ii) each outstanding option to purchase shares of Common Stock of the Company then held by Mr. McMillan was to immediately become exercisable in full and be deemed fully vested. In the event that any amounts payable to Mr. McMillan under the agreement were characterized as “excess parachute payments” under Section 280G of the Code, then Mr. McMillan was entitled elect to reduce the severance payments or have a portion of the stock options not vest, provided that any such election shall not adversely affect the Company. Mr. McMillan and the Company also entered into an agreement containing non-competition covenants in favor of the Company during Mr. McMillan’s employment and for 12 months thereafter.

In connection with Mr. McMillan’s resignation as President and Chief Executive Officer and as a member of the Board of Directors of the Company on August 23, 2004, and per the terms of the Amended and Restated Executive Severance Agreement, the Company made a severance payment to Mr. McMillan of $963,000, representing 12 months of base salary, current target bonus and automobile allowance, (ii) agreed to reimburse Mr. McMillan for the cost of COBRA for medical, dental and vision benefits for 12 months, (iii) accelerated the vesting of 50% of the then-unvested CEO Options, and (iv) accelerated the vesting of 46,662 shares of the Company’s Common Stock covered by the restricted stock award made to Mr. McMillan on September 2, 2003.

Thomas Oberdorf

Mr. Oberdorf and the Company are parties to an agreement, dated as of March 1, 2002, providing for the employment of Mr. Oberdorf as Chief Financial Officer and Treasurer of the Company. The agreement provides for an annual base salary of $325,000. Pursuant to the agreement, Mr. Oberdorf was granted an option to purchase 750,000 shares of Common Stock of the Company at an exercise price of $1.55 per share. The option is divided into three tranches as follows: tranche 1 = 350,000 shares; tranche 2 = 250,000 shares; and tranche 3 = 150,000 shares. Tranche 1 of the option shall vest and become exercisable as follows: (A)  1/4th of the number of shares subject to tranche 1 shall vest and become exercisable on the earlier to occur of (i) the first anniversary of the date of grant and (ii) the First Confirmation Date, plus (B) an additional  1/48th of the number of shares subject to tranche 1 shall vest and become exercisable on the date of each successive monthly anniversary of the first anniversary of the date of grant. Tranche 2 of the option shall vest and become exercisable as follows: (A)  1/4th of the number of shares subject to tranche 2 shall vest and become exercisable on the first anniversary of the First Confirmation Date, plus (B) an additional  1/48th of the number of shares subject to tranche 2 shall vest and become exercisable on the date of each successive monthly anniversary of the first anniversary of the First Confirmation Date. Notwithstanding the foregoing, if the First Confirmation Date does not occur prior to March 4, 2007, tranche 2 of the option shall nonetheless vest and become exercisable in full on March 4, 2007. Tranche 3 of the option shall vest and become exercisable as follows: (A)  1/4th of the number of shares subject to tranche 3 shall vest and become exercisable on the first anniversary of the Second Confirmation Date, plus (B) an additional  1/48th of the number of shares subject to tranche 3 shall vest and become exercisable on the date of each successive monthly anniversary of the first anniversary of the Second Confirmation Date. Notwithstanding the foregoing, if the Second Confirmation Date does not occur prior to March 4, 2007, tranche 3 of the option shall nonetheless vest and become exercisable in full on March 4, 2007.

Mr. Oberdorf and the Company are parties to an Executive Severance Agreement, dated as of March 4, 2002, that provides in the event that his employment is terminated by the Company for a reason other than for Cause (as defined), then the Company shall pay Mr. Oberdorf as severance pay his regular base salary as in effect on his last day of employment for one year following the termination date, payable in installments in accordance with the Company’s regular payroll practices, plus his target bonus as in effect on his last day of employment. In addition, the agreement provides that in the event that his employment is terminated by the Company for a reason other than for Cause or by Mr. Oberdorf for Good Reason (as defined) within one year following a Change of Control of the Company (as defined), then the Company shall pay Mr. Oberdorf a one-time severance payment equal to two times his then-current base salary plus two times his then-current target bonus. Mr. Oberdorf and the Company have also entered into an agreement containing non-competition covenants in favor of the Company during Mr. Oberdorf’s employment and for 12 months thereafter.

Daniel F. Beck

Mr. Beck and ModusLink are parties to an agreement, dated November 6, 2001, providing for the employment of Mr. Beck as President Americas for ModusLink. The agreement was amended on November 13, 2003 and provides for an annual base salary of $300,000. Mr. Beck is also entitled to participate in any ModusLink employee benefit plans that are available to its senior executives. Mr. Beck is eligible to earn additional bonus compensation in accordance with the CMGI FY 2006 Executive Management Incentive Plan.

Mr. Beck and ModusLink are parties to an agreement, dated August 5, 2002, that provides that if Mr. Beck’s employment is terminated by ModusLink for a reason other than Cause (as defined), or by Mr. Beck with Good Reason (as defined) following a Change of Control (as defined), then ModusLink shall pay Mr. Beck as severance his regular base salary as in effect on his last day of employment for one year following the termination date, payable in equal biweekly installments. If Mr. Beck remains unemployed at the end of the one-year period following his termination, ModusLink shall pay Mr. Beck up to an additional six months of base salary for so long as he remains unemployed. Mr. Beck agreed that during the one-year period following a termination for Cause or with Good Reason, he will not (i) solicit any employee of ModusLink to leave such person’s employment, or (ii) engage in the business of marketing or selling services that compete with the services marketed or sold by ModusLink while he was employed by ModusLink.

W. Kendale Southerland

Mr. Southerland and ModusLink are parties to an agreement, dated March 22, 2005, providing for the employment of Mr. Southerland as President, Sales and Marketing of ModusLink. The agreement provides for an annual base salary of $325,000. Mr. Southerland is eligible to earn additional bonus compensation in accordance with the CMGI FY 2006 Executive Management Incentive Plan.

If Mr. Southerland’s employment is terminated by ModusLink other than for cause (as defined) then ModusLink shall pay Mr. Southerland as severance his regular base salary as in effect on his last day of employment for one year following the termination date. Mr. Southerland is also entitled to participate in any ModusLink employee benefit plans that are generally available to its employees from time to time.

Rudolph Westerbos

Mr. Westerbos is party to an employment offer letter, dated July 9, 2002, with SalesLink Corporation, which was then a subsidiary of the Company and has since been consolidated with ModusLink. The offer letter provides for an annual base salary of $240,000. In December 2002, Mr. Westerbos was transferred to Europe, and his base salary is paid in euro at the then prevailing conversion rate. Mr. Westerbos is also eligible to receive substantially the same employee benefits offered to other employees. In addition, Mr. Westerbos is eligible to earn additional bonus compensation in accordance with the CMGI FY 2006 Executive Management Incentive Plan.

Patrick Ring

Mr. Ring is party to an employment offer letter, dated October 2, 2003, with SalesLink Corporation pursuant to which he was hired as Senior Vice President, Global Sales of SalesLink. The agreement provides for an annual base salary of $275,000. The offer letter provides that Mr. Ring’s entire compensation is paid in euro at the applicable exchange rate from time to time, provided that the exchange rate of euro per dollar shall not be less than 1.10 nor greater than 1.15. Mr. Ring is also eligible to earn additional bonus compensation. Mr. Ring agreed that during the one-year period following the termination of his employment he will not (i) solicit any executive director or senior manager of ModusLink or any related company to leave such person’s employment, (ii) solicit any customers of ModusLink or any related company, or (iii) engage in any business in Ireland that competes with the business of ModusLink or any related company. Mr. Ring is currently Vice President of Sales, European Region of ModusLink and ceased being an executive officer of the Company in March 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission.

Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 2005, its officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements applicable to such individuals, other than for a Form 4 that, due to a clerical error, was filed late with respect to an automatic option grant under the Company’s 1999 Director Plan to Francis J. Jules, a member of the Board of Directors of the Company. The option to purchase 24,000 shares of Common Stock was granted on February 3, 2005 and reported on a Form 4 filed on April 14, 2005.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005, including exhibits, is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Company’s Office of Investor Relations at CMGI, Inc., 1100 Winter Street, Waltham, Massachusetts 02451.

Other Matters

The Board does not know of any other matter which may come before the 2005 Meeting. If any other matters are properly presented to the 2005 Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

The Board hopes that stockholders will attend the 2005 Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the 2005 Meeting, and your cooperation will be appreciated. Stockholders who attend the 2005 Meeting may vote their shares even though they have sent in their proxies.

Proposals of Stockholders for 2006 Annual Meeting

Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy card for the Company’s 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 1100 Winter Street, Waltham, Massachusetts 02451, no later than July 11, 2006. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

If a stockholder of the Company wishes to present a proposal before the 2006 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no later than July 11, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,

David S. Wetherell, Secretary

Waltham, Massachusetts

November 7, 2005

Appendix I

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CMGI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on September 7, 2005 pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:	That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-five reverse stock split of the Common Stock shall become effective, such that each five shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on December 7, 2005, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its              this              day of         , 200  .

CMGI, INC.

By:
Name:
Title:

AI-1

Appendix II

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CMGI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on September 7, 2005 pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:	That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-ten reverse stock split of the Common Stock shall become effective, such that each ten shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on December 7, 2005, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its              this              day of        , 200  .

CMGI, INC.

By:
Name:
Title:

AII-1

Appendix III

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CMGI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on September 7, 2005 pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:	That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-fifteen reverse stock split of the Common Stock shall become effective, such that each fifteen shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on December 7, 2005, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its              this              day of         , 200  .

CMGI, INC.

By:
Name:
Title:

AIII-1

Appendix IV

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CMGI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on September 7, 2005 pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:	That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-twenty reverse stock split of the Common Stock shall become effective, such that each twenty shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on December 7, 2005, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its              this             day of         , 200  .

CMGI, INC.

By:
Name:
Title:

AIV-1

Appendix V

CMGI, INC.

2005 NON-EMPLOYEE DIRECTOR PLAN

1.	Purpose

The purpose of this 2005 Non-Employee Director Stock Option Plan (the “Plan”) of CMGI, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company as members of its Board of Directors (“Board”) and by providing such persons with equity ownership opportunities that are intended to align their interests with those of the Company’s stockholders to afford such persons an opportunity to share in the future successes of the Company. The Plan shall be effective upon approval of the Plan by the Company’s stockholders. Upon approval of the Plan by the Company’s stockholders, no additional awards or grants shall be made under the Amended and Restated 1999 Stock Option Plan for Non-Employee Directors, as amended.

2.	Eligibility

Each Non-Employee Director of the Company is eligible to receive options (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.” For purposes hereof, a “Non-Employee Director” is a member of the Company’s Board of Directors who: (i) is not an employee of the Company or any of its subsidiaries or affiliates; or (ii) unless otherwise determined by the Board of Directors, is not an affiliate (as such term is defined in Rule 144(a)(1) promulgated under the Securities Act of 1933), employee, representative or designee of an institutional or corporate investor in the Company. Each member of the Company’s Board of Directors who is not a Non-Employee Director shall be an “Affiliated Director.”

3.	Administration

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards. Subject to adjustment under Section 6, Awards may be made under the Plan for up to 2,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). All Awards granted under this Plan shall be for the purchase of non-statutory stock options that are not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. If any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or (B) results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.

5.	Stock Options

(a) Initial Grant. Upon the commencement of service on the Board as a Non-Employee Director, or upon an Affiliated Director first becoming a Non-Employee Director, the Company shall grant to such person an Award to purchase 200,000 shares of Common Stock (subject to adjustment under Section 6) (the “Initial Grant”).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company commencing with the Company’s 2005 annual meeting of stockholders, the Company shall grant to each Non-Employee Director of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting, an Award to purchase 24,000 shares of Common Stock (subject to adjustment under Section 6) (each, an “Annual Grant”); provided, however, that a director shall not be eligible to receive an option grant under this Section 5(b) unless as of the date of such annual meeting, such director has served on the Board for at least six months.

(c) Terms of Awards. Awards granted under this Plan shall have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The Nasdaq Stock Market or the national securities exchange on which the Common Stock is then traded on the trading date on the date of grant (and if the Common Stock is not then traded on The Nasdaq Stock Market or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board). The Initial Grant and the Annual Grants shall vest and become exercisable as to 1/36th of the number of shares of Common Stock originally subject to the Award on each monthly anniversary of the date of grant, provided that the optionee serves as a member of the Board of Directors on such monthly anniversary date. In no event shall any additional vesting shall take place after the Participant ceases to serve as a director; provided, however, the Board may provide for accelerated vesting in the case of death or disability. Each Award shall (i) expire on the date that is 10 years from the date of grant and (ii) contain such other terms and conditions as the Board shall determine. All outstanding Awards granted under the Plan shall immediately become vested and exercisable in full upon a Change in Control (as defined in Section 7 below).

(d) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (A) no outstanding Award granted under the Plan may be amended to provide an exercise price per share that is lower than the then current exercise price per share for such outstanding Award (other than adjustments pursuant to Section 6); and (B) the Board may not cancel any outstanding Award and grant in substitution therefor new Awards covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then current exercise price per share of the cancelled Award.

(e) Exercise of Award. Awards may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company together with payment in full as specified in Section 5(f) for the number of shares for which the Award is exercised. Shares of Common Stock subject to the Award will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Award granted under the Plan shall be paid for as follows:

(i) in cash or by check, payable to the order of the Company;

(ii) except as the Board may otherwise provide in an option agreement, by (x) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (y) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iii) if the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as of the date the shares are so delivered, provided (x) such method of payment is then permitted under applicable law, (y) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (z) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(iv) to the extent permitted by applicable law and by the Board, by (x) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (y) payment of such other lawful consideration as the Board may determine; or

(v) by any combination of the above permitted forms of payment.

(g) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the other sections of this Plan.

6.	Adjustments for Changes in Common Stock and Certain Other Events. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan and to be granted under Sections 5(a) and 5(b), and (ii) the number and class of securities and exercise price per share of each outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable).

7.	Change in Control. For purposes hereof, “Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) a majority or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any Business Combination (as defined below) excepted from subsection (c) of this Section 7 by the proviso set forth therein; or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of adoption of this Plan or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), provided, that no such Business Combination shall constitute a

Change in Control if, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least a majority of the then outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

8.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; except that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended, provided that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award.

(d) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. If provided for in an Award or approved by the Company, in its discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(e) Amendment of Award. Except as is otherwise provided in this Plan, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type or changing the date of exercise or realization, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Acceleration. Except as otherwise provided in this Plan, the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.	Miscellaneous

(a) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Award are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Award between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Award exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that (i) no amendment that would require stockholder approval under the rules of the Nasdaq Stock Market or other applicable exchange or governing body may be effective unless and until such amendment shall have been approved by the Company’s stockholders or and (ii) in no event shall the Plan be amended to (A) increase the number of shares authorized under the Plan; (B) expand the types of awards that may be granted under the Plan; (C) expand the class of participants eligible to participate in the Plan; or (D) delete or limit any provisions prohibiting repricing of options or Awards, unless stockholder approval is first obtained.

(e) Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

(g) Compliance with Securities Laws. Each Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

* * * * *

Appendix VI

CMGI, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 7, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Joseph C. Lawler, Thomas Oberdorf and Peter L. Gray, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of CMGI, INC. (the “Company”) to be held at the State Room, 60 State Street, Boston, Massachusetts 02109, on Wednesday, December 7, 2005, at 9:00 a.m. local time, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

AVI-1

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

COMMENTS:

DETACH CARD	DETACH CARD

Admission Ticket

This is your admission ticket for you and a guest to attend the Annual Meeting of Stockholders to be held on Wednesday, December 7, 2005, at 9:00 a.m. local time at the State Room, 60 State Street, Boston, Massachusetts 02109.

Stockholders and guests must have a ticket for admission to the meeting. This ticket is non-transferable.

PLEASE DETACH AND PRESENT THIS TICKET AND PICTURE

IDENTIFICATION FOR ADMISSION TO THE ANNUAL MEETING

A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” EACH OF PROPOSALS 2 THROUGH 7 ARE RECOMMENDED BY THE BOARD OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.    To elect the nominee listed below for Class III Director to serve for the ensuing three years (except as marked below):

For	Withhold Authority	Nominee:	O David S. Wetherell
☐	☐

Instruction: To withhold authority to vote for any individual nominee(s), mark “For All Except” and fill in the circle next to each nominee you wish to withhold, as shown here:    ●

2.    To approve the Company’s 2005 Non-Employee Director Plan.

For ☐	Against ☐	Abstain ☐

3.    To authorize the Board of Directors, in its discretion, to effect a 1-for-5 reverse stock split, without further approval or authorization of the Company’s stockholders.

For ☐	Against ☐	Abstain ☐

4.    To authorize the Board of Directors, in its discretion, to effect a 1-for-10 reverse stock split, without further approval or authorization of the Company’s stockholders.

For ☐	Against ☐	Abstain ☐

5.    To authorize the Board of Directors, in its discretion, to effect a 1-for-15 reverse stock split, without further approval or authorization of the Company’s stockholders.

For ☐	Against ☐	Abstain ☐

6.    To authorize the Board of Directors, in its discretion, to effect a 1-for-20 reverse stock split, without further approval or authorization of the Company’s stockholders.

For ☐	Against ☐	Abstain ☐

7.    To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.

For ☐	Against ☐	Abstain ☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” EACH OF PROPOSALS 2 THROUGH 7.

To include any comments, use the Comments box on the reverse side of this card.

Mark box at right if you plan to attend the Annual Meeting.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Signature of Stockholder

Date:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Annual Meeting of Stockholders

of

CMGI, INC.

December 7, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.